Exhibit 23.2

PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP 214 North Tryon Street Suite 3600 Charlotte, NC 28202 Telephone (704) 344-7500 Facsimile (704) 344-4100

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-31022, 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735 and 333-100553), and on Form S-3 (Nos. 333-21088, 333-31268, 333-85279, 333-88097 and 333-95841) of Casella Waste Systems, Inc. of our report dated March 17, 2006, on the financial statements of US GreenFiber, LLC as of and for the years ended December 31, 2005, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, North Carolina
June 19, 2006